Exhibit 13.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Coles Myer Ltd, an Australian company (the “registrant”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended July 25, 2004 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/S/ J.F. MACKENZIE
(Signature)
J.F. MacKenzie
Date December 22, 2004	CHIEF FINANCIAL OFFICER